UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O’Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 20, 2012, Pioneer Natural Resources Company (the “Company”) entered into the First Amendment to Second Amended and Restated 5-Year Revolving Credit Agreement dated as of December 20, 2012 (the “First Amendment”), amending the Second Amended and Restated 5-Year Revolving Credit Agreement (as amended, the “Credit Agreement” or the “credit facility”) entered into on March 31, 2011, with Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

The primary changes effected by the First Amendment were to lower the borrowing rates, increase the aggregate loan commitments to $1.5 billion from $1.25 billion, and extend the maturity of the credit facility to December 20, 2017 (unless extended in accordance with the terms of the Credit Agreement for one additional year). The provisions of the Credit Agreement regarding covenants, including the financial covenants, events of default and lender remedies were not changed by the First Amendment.

This description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant into a Material Definitive Agreement

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1 —	First Amendment to Second Amended and Restated 5-Year Revolving Credit Agreement dated as of December 20, 2012, among the Company, as the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Frank W. Hall

Frank W. Hall,
Vice President and Chief
Accounting Officer

Date: December 20, 2012

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)	First Amendment to Second Amended and Restated 5-Year Revolving Credit Agreement dated as of December 20, 2012, among the Company, as the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders.

(a)	Filed herewith.